UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 28, 2014

MATSON, INC.

(Exact Name of Registrant as Specified in its Charter)

HAWAII (State or Other Jurisdiction of Incorporation)	001-34187 (Commission File Number)	99-0032630 (I.R.S. Employer Identification No.)

1411 Sand Island Parkway Honolulu, Hawaii (Address of Principal Executive Offices)	96819 (Zip Code)

Registrant’s telephone number including area code: (808) 848-1211

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

Note Purchase Agreement

On January 28, 2014, Matson, Inc. (“Matson”) issued $100 million of 30-year senior unsecured notes (the “Notes”) under its previously announced November 5, 2013 private placement note purchase agreement (the “Note Purchase Agreement”) with New York Life Insurance Company and certain other purchasers.  The Notes have a weighted average life of approximately 14.5 years and bear interest at a rate of 4.35%, payable semi-annually.

The Notes will begin to amortize in 2021, with annual principal payments of $5 million in 2021, $7.5 million in 2022 and 2023, $10 million from 2024 to 2027, and $8 million in 2028.  Starting in 2029 and in each year thereafter until 2044, annual principal payments will be $2 million.

Principal negative covenants contained in the Note Purchase Agreement include, but are not limited to, the requirements that Matson:

a)             Not permit the ratio of debt to EBITDA to exceed 3.25x for each fiscal four quarter period, except for temporary one-time four quarter step-ups under certain pre-defined circumstances;

b)             Not permit the ratio of EBITDA to interest expense as of the end of any fiscal four quarter period to be less than 3.50 to 1.00; and

c)              Not permit the aggregate principal amount of Priority Debt (as defined in the Note Purchase Agreement) at any time to exceed 20% (subject to reduction to 17.5% upon the earlier of December 31, 2017 and upon the occurrence of certain events) of Consolidated Tangible Assets (as defined in the Note Purchase Agreement); and not permit the aggregate principal amount of Priority Debt that is not Title XI Priority Debt (as defined in the Note Purchase Agreement) at any time to exceed 10% of Consolidated Tangible Assets, as defined in the Note Purchase Agreement.

The obligations of Matson under the Notes are guaranteed by Matson’s principal operating subsidiary, Matson Navigation Company, Inc., and by certain other subsidiaries.

Subject to the requirements noted above, the Note Purchase Agreement generally restricts the incurrence of liens except for permitted liens, which include, without limitation, liens securing Title XI Debt (as defined in the Note Purchase Agreement) up to certain thresholds.  Additionally, prepayment of amounts borrowed under the Note Purchase Agreement may be made in whole or in part at par plus a yield maintenance premium, as defined in the Note Purchase Agreement.

The foregoing description is qualified in its entirety by the terms and conditions set forth in the Note Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is hereby incorporated in its entirety into Item 2.03 by reference.

The proceeds from the issuance of the Notes will be used by Matson for general corporate purposes.

Item 9.01              Financial Statements And Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
10.1	Note Purchase Agreement among Matson, Inc. and the purchasers party thereto, dated as of November 5, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATSON, INC.

/s/ Joel M. Wine
Joel M. Wine
Senior Vice President and Chief Financial Officer

Dated: January 29, 2014

Exhibit Index

Exhibit No.	Exhibit
10.1	Note Purchase Agreement among Matson, Inc. and the purchasers party thereto, dated as of November 5, 2013.